Exhibit 2.2

AMENDMENT NO. 2 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

January 12, 2024

THIS AMENDMENT No. 2 to the Merger Agreement and Plan of Reorganization (as amended by Amendment No. 1 to the Merger Agreement and Plan of Reorganization, dated September 12, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of November 7, 2022, by and among NorthView Acquisition Corp., a Delaware corporation (“Parent”), NV Profusa Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Profusa, Inc., a California corporation (the “Company”), is effective as of the date first written above (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Section 9.03 of the Merger Agreement provides that the Merger Agreement may be amended only by a written agreement executed by each of the parties thereto;

WHEREAS, Parent and the Company desire to amend the Merger Agreement as set forth in this Amendment; and

WHEREAS, the respective board of directors of each of Parent and the Company have each approved this Amendment.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment.

a)	Section 1.01 of the Merger Agreement is hereby amended as follows:

(i) The following definition is hereby amended and restated in its entirety as follows:

“Milestone Event III” means the closing of the Tasly JV and resulting receipt proceeds of $6,000,000 (less any amounts previously advanced to the Company) within the fiscal year ended December 31, 2024.

(ii) The following definition are hereby added as follows:

“Tasly JV” means the transactions contemplated by the Binding Term Sheet for APAC Joint Venture by and among the Company, Carbis Bay Limited, BC hSensor Limited, and Tasly (International) Healthcare Capital Company Limited, as amended.

b)	Section 9.01 of the Merger Agreement is hereby amended as follows:

(i) The reference to “September 21, 2023” shall be replaced with “June 22, 2024”.

2. No Other Amendments, etc. Except as provided in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect, and the execution of this Amendment is not a waiver by the Company or Parent of any of the terms or provisions of the Merger Agreement and each party reserves any and all other rights and remedies available to it under the Merger Agreement. All reference in and to the Merger Agreement (including any annexes, exhibits or schedules thereto) shall be deemed to be references to the Merger Agreement as amended by this Amendment.

3. Governing Law. This Amendment and the legal relations among the Parties with respect to this Amendment will be governed by and construed in accordance with the provisions contained in Section 9.03 of the Merger Agreement.

4. Counterparts. This Amendment may be executed by signatures exchanged via facsimile or other electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

[Signature Page to Amendment to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Parent:

NORTHVIEW ACQUISITION CORP.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	CFO and Co-Founder

Merger Sub:

NV PROFUSA MERGER SUB, INC.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Officer

[Signature Page to Amendment to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

PROFUSA, INC.

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	CEO

[Signature Page to Amendment to Merger Agreement]